AMENDMENT TO
                          STOCKHOLDER VOTING AGREEMENT

     THIS AMENDMENT TO STOCKHOLDER VOTING AGREEMENT (this "Amendment") is made as of January 24, 2008, by and between Restoration Hardware, Inc., a Delaware corporation (the "Company"), and the undersigned stockholder (the
"Stockholder").

                                    RECITALS

     WHEREAS, the Company and the Stockholder are parties to that certain Stockholder Voting Agreement dated as of November 8, 2007 (the "Voting Agreement"), which was executed and delivered concurrently with the execution of the Merger Agreement dated as of November 8, 2007 (the "Merger Agreement"), by and among the Company, Home Holdings, LLC, a Delaware limited liability company (the "Parent"), and Home Merger Sub, Inc., a Delaware corporation ("Merger Sub").

     WHEREAS, concurrent with the execution and delivery hereof, the Company, Parent and Merger Sub are entering into a First Amendment to the Merger Agreement pursuant to which, among other things, the Merger Consideration (as defined in the Merger Agreement) is being reduced to $4.50 in cash per share of Company Common Stock.

     WHEREAS, Section 10 of the Voting Agreement provides that the Voting Agreement may be amended in a writing signed by the parties thereto.

     WHEREAS, the first recital in the Voting Agreement makes reference to the Merger Agreement as it may be amended from time to time so long as no amendment reduces the Merger Consideration.

     WHEREAS, the undersigned parties intend that the Voting Agreement shall remain applicable in all respects in accordance with its original terms to the Merger Agreement as amended including the revised Merger Consideration of $4.50 per share except that the final deadline expiration date of the Voting Agreement shall be extended from June 30, 2008 to August 31, 2008 consistent with the original structure of the Voting Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

                                    AMENDMENT

     1. Amendment of Voting Agreement. Subject to the terms of this Amendment, the parties intend that the Voting Agreement shall remain applicable in all respects in accordance with its original terms to the Merger Agreement as amended including the revised Merger Consideration of $4.50 (except that the final expiration deadline of the Voting Agreement is to be extended to August 31, 2008) and accordingly the two references to "June 30,2008" in Section 6 of the Voting Agreement are hereby changed to read "August 31, 2008" and the first recital of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

          "WHEREAS, concurrent with the execution and delivery of this amended Voting Agreement dated as of January 24, 2008, the Company, Home Holdings, LLC, a Delaware limited liability company (the "Parent"), and Home Merger Sub, Inc., a Delaware corporation ("Merger Sub"), are entering into a First Amendment to Merger Agreement of even date herewith (such Merger Agreement, as amended, and as it may be hereafter amended from time to time pursuant to the terms thereof other than an amendment that reduces the Merger Consideration below $4.50 in cash per share of Company Common Stock or imposes additional material conditions to the Parent's obligation to consummate the Merger, the "Merger Agreement") (capitalized and other defined terms used but not expressly defined herein have the respective meanings assigned thereto in the Merger Agreement);"

     2. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

     3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect. The Stockholder hereby agrees and confirms that its obligations under the Agreement, as amended by this Amendment, shall remain in full force and effective following execution of this Amendment by the parties hereto.

     4. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

     5. Governing Law. This Amendment shall be governed by the laws of the State of Delaware, without reference to its principles of conflicts of law.

     6. Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     7. Entire Agreement. This Amendment, together with the Agreement and the documents expressly referred to herein and therein, contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.



                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



                                     RESTORATION HARDWARE, INC.


                                     By:
                                        ---------------------------------------
                                     Name:   Chris Newman
                                     Title:  Chief Financial Officer

                                     VARDON CAPITAL MANAGEMENT, LLC


                                     By:
                                        ---------------------------------------
                                     Name:   Richard W. Shea, Jr.
                                     Title:  Managing Member